        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 46 to
Registration Statement No. 2-69653 on Form N-1A of our report dated
August 8, 2008, relating to the financial statements and financial highlights of Centennial Tax Exempt Trust, appearing in the Annual
Report on Form N-CSR of Centennial Tax Exempt Trust for the year ended
June 30, 2008, and to the references to us under the headings
"Independent Registered Public Accounting Firm" in the Statement of
Additional Information and "Financial Highlights" in the Prospectus,
which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 24, 2008